EXHIBIT 16.2

                                CERTIFICATION



      The undersigned, Todd P. Zerega, hereby certifies that he a duly elected and acting Assistant Secretary of Federated Income Securities Trust ("FSTIF"), and further certifies that the following resolutions were adopted by the Board of Directors of FSTIF on June 7, 2006, and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof:

      RESOLVED that the Officers of the New Portfolios or FSTIF be and they hereby are authorized and directed on behalf of the New Portfolios or FSTIF to enter into Agreement and Plans of Reorganization and to take such actions deemed necessary to complete the Reorganizations, as discussed at this meeting.

      RESOLVED that the Officers of New Portfolios or FSTIF be and they hereby are authorized and directed to prepare and file with the Securities and Exchange Commission a Registration Statement on Form N-14 (and any amendments thereto) regarding the Reorganizations on behalf of the New Portfolios or FSTIF.


      IN WITNESS WHEREOF, the undersigned Assistant Secretary has executed this certificate as of the 4th day of August, 2006.




                              /S/ Todd P. Zerega
                              Assistant Secretary



















                                      Officers



      President                           Christopher J. Donahue

      Chief Investment Officer                  Stephen F. Auth

                                          Robert J. Ostrowski

      Chief Legal Officer                       Peter J. Germain

      Chief Compliance Officer                  Brian P. Bouda

      Exec. Vice President                      John W. McGonigle

      Sr. Vice President                        Brian P. Bouda

      Vice Presidents                     Richard B. Fisher

                                          Joseph M. Balestrino

                                          Randall S. Bauer

                                          John L. Nichol

      Treasurer                           Richard A. Novak

      Secretary                           John W. McGonigle

      Assistant Secretary                       Andrew G. Bonnewell

                                          Andrew P. Cross

                                          Leslie K. Ross

                                          Travis E. Williams

                                          Todd P. Zerega